EXHIBIT 99.1

For Immediate Release
June 4, 2007
CONTACT:
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Lucienne Gigante
Vice President
Investor Relations
Corporate Communications
DORAL FINANCIAL RECEIVES COMPETING PROPOSAL FROM FBOP CORPORATION
ANNOUNCES RECEIPT OF ALL NECESSARY ADDITIONAL EQUITY COMMITMENTS BY INVESTORS IN EXISTING TRANSACTION, CAPITAL RAISING CONDITION NOW SATISFIED
SAN JUAN, Puerto Rico, June 4, 2007 — Doral Financial Corp. (NYSE: DRL) announced today that its board of directors has received an unsolicited letter from FBOP Corporation, a privately-held Oak Park, Illinois, bank holding company, offering, among other things, to purchase from Doral $610 million of common stock at approximately $1.41 per share, for an 80% ownership interest in Doral, with existing shareholders retaining the remaining 20%. The proposal is conditioned on, among other things, FBOP conducting diligence by June 30, 2007. Doral is including a copy of the FBOP letter as an exhibit to a Form 8K being filed today with the SEC.
As previously announced, Doral has entered into a Stock Purchase Agreement dated as of May 16, 2007, with Doral Holdings Delaware, LLC, or Holdings, a newly formed entity in which Bear Stearns Merchant Bank and other investors, including Marathon Asset Management, Perry Capital, the D. E. Shaw group, Tennenbaum Capital Partners, Eton Park Capital Management, Goldman Sachs & Co., Canyon Capital Advisors and GE Asset Management, will invest. Doral continues to be bound by the terms of the stock purchase agreement and has filed a preliminary proxy statement with the Securities and Exchange Commission in respect of the transaction contemplated by the agreement.
Doral’s Board of Directors will promptly review the terms of the proposal submitted by FBOP in a manner consistent with its obligations under the May 16, 2007 stock purchase agreement and the directors’ fiduciary duties.
     Separately, Doral has received confirmation from Holdings that it has obtained sufficient additional equity commitments from investors to fund the proposed investment in Doral and that the condition to closing relating to obtaining additional commitments has been satisfied.
     The Company further announced that, as it had advised the New York Stock Exchange on June 1, 2007, it has set June 11, 2007 as the record date for the Annual Meeting of Stockholders.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders may obtain a free copy of the proxy statement, when it is available, and other documents filed by the Company at the Internet worldwide website maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, documents filed by the Company are available at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20594. Investors and securityholders may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Free copies of all of the Company’s filings with the Securities and Exchange Commission may also be obtained (without exhibits) by directing a request to or accessing www.doralfinancial.com.
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Olga.mayoral@doralfinancial.com
Lucienne Gigante
Vice President
Investor Relations
Corporate Communications
Lucienne.gigante@doralfinancial.com
PARTICIPANTS IN THE SOLICITATION
The Company and its directors may be deemed to be soliciting proxies from the Company’s shareholders in favor of the proposed transaction. Information regarding the Company’s directors is available in the Company’s annual report of Form 10-K for the fiscal year ended December 31, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the Securities and Exchange Commission when they become available.
FORWARD-LOOKING STATEMENTS
Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Doral Financial Corporation cautions readers that any forward-looking information is not a guarantee of future events or performance and that actual events and performance could differ materially from that contemplated by the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the transaction and the likelihood of satisfying the conditions thereto, and the future results of the Company following the recapitalization, if completed.
The following factors, among others, could cause actual events or results to differ from those set forth in the forward-looking statements: the risk that regulatory approvals of the transaction on the proposed terms will not be obtained on a timely basis, the risk that final court approval of the litigation settlement or consummation of that settlement will not occur on a timely basis, the risk that the Company will not be able on a timely basis to distribute the Company’s proxy statement to solicit approval of the transaction and obtain shareholder approval, the risk that the sale of the New York branches on the contemplated terms and the receipt of regulatory approvals for Doral Bank FSB to pay the contemplated dividend of certain proceeds will not occur on a timely basis, the risk that the necessary regulatory approvals for the transfer to Doral Bank Puerto Rico of the mortgage servicing rights from Doral Financial on the contemplated terms will not be received on a timely basis, the risk that, because of adverse events affecting the Company or its business or otherwise, that one or more conditions to obligations of Holdings to make its investment will not be obtained, the risk that one of more of the investors will fail to fund their investment in Holdings and thus prevent Holdings from consummating its investment in the Company, the risk that the transaction or uncertainties with respect thereto could adversely affect customer relationships or otherwise adversely affect the Company or its business. Additional factors that may affect future results are contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006 which is available at the Securities and Exchange Commission’s web site at http://www.sec.gov.